UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2010
SUBURBAN PROPANE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14222	22-3410353

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West Whippany, NJ	07981

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (973) 887-5300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 9, 2010, Suburban Propane Partners, L.P. (“Suburban”) entered into an underwriting agreement (the “Underwriting Agreement”) with Suburban Energy Finance Corp. (the “Corporation,” together with Suburban, the “Issuers”), Suburban Propane, L.P. and Banc of America Securities LLC, acting as representative of the several underwriters named therein (collectively, the “Underwriters”), providing for its underwritten public offering of $250 million aggregate principal amount of 7 3/8% senior notes due March 15, 2020. The Corporation, a wholly-owned direct subsidiary of Suburban, is the co-issuer of the notes. The offer and sale of the notes is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-165368) filed with the SEC on March 9, 2010. Suburban expects the transaction to close on or about March 23, 2010.
     In the Underwriting Agreement, the Issuers agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The description of the Underwriting Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
     Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with Suburban in the ordinary course of its business. Affiliates of certain Underwriters are lenders under Suburban’s credit facilities. These Underwriters and their related entities have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.
     On March 9, 2010, the Issuers entered into a dealer manager agreement (the “Dealer Manager Agreement”) with BofA Merrill Lynch (“BofA” or the “Dealer Manager”), in connection with the Issuers’ tender offer for any and all of the $250 million of their outstanding 6.875% senior notes due 2013 (CUSIP No. 864486AB1) (the “Tender Offer”) and a related solicitation of consents to certain proposed amendments to the indenture governing the senior notes due 2013. Suburban expects the Tender Offer to expire on April 5, 2010, unless extended by the Issuers.
     In the Dealer Manager Agreement, the Issuers agreed to indemnify the Dealer Managers against certain liabilities. The description of the Dealer Manager Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Dealer Manager Agreement. A copy of the Dealer Manager Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     The Dealer Manager and its related entities have engaged, and may in the future engage, in commercial and investment banking transactions with Suburban in the ordinary course of its business. Affiliates of the Dealer Manager are lenders under Suburban’s credit facilities. The Dealer Manager and its related entities have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On March 9, 2010, Suburban issued a press release announcing the commencement of its public offering of $250 million aggregate principal amount of senior notes due 2020. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     On March 10, 2010, Suburban issued a press release announcing the pricing of its public offering of $250 million aggregate principal amount of 7 3/8% senior notes due 2020. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
1.1	Underwriting Agreement, dated as of March 10, 2010, among Suburban Propane Partners, L.P., Suburban Propane, L.P., Suburban Energy Finance Corp. and Banc of America Securities LLC, as representative of the several underwriters named therein.

10.1	Dealer Manager Agreement, dated as of March 9, 2010, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and BofA Merrill Lynch.

99.1	Press release of Suburban Propane Partners, L.P. dated March 9, 2010, announcing the commencement of its underwritten public offering of senior notes due 2020.

99.2	Press release of Suburban Propane Partners, L.P. dated March 10, 2010, announcing the pricing of its underwritten public offering of 7 3/8% senior notes due 2020.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.
Date: March 11, 2010	By:	/s/ Michael A. Stivala
		Name:	Michael A. Stivala
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit
1.1	Underwriting Agreement, dated as of March 10, 2010, among Suburban Propane Partners, L.P., Suburban Propane, L.P., Suburban Energy Finance Corp. and Banc of America Securities LLC, as representative of the several underwriters named therein.

10.1	Dealer Manager Agreement, dated as of March 9, 2010, among Suburban Propane Partners, L.P., Suburban Energy Finance Corp. and BofA Merrill Lynch.

99.1	Press release of Suburban Propane Partners, L.P. dated March 9, 2010, announcing the commencement of its underwritten public offering of senior notes due 2020.

99.2	Press release of Suburban Propane Partners, L.P. dated March 10, 2010, announcing the pricing of its underwritten public offering of 7 3/8% senior notes due 2020.